Exhibit (h)(27)

REVISED SCHEDULE C

TO THE ADMINISTRATION AGREEMENT

IDENTIFICATION OF SERIES

THIS SCHEDULE C, dated as of             , 2010, is revised Schedule C to that certain Administration Agreement dated as of June 17, 1999 between the parties set forth below.

ASTON FUNDS

Aston/TCH Fixed Income Fund

Aston Balanced Fund

Aston/Optimum Mid Cap Fund

Aston Growth Fund

Aston/Veredus Aggressive Growth Fund

Aston/Veredus Select Growth Fund

Aston/Montag & Caldwell Balanced Fund

Aston/Montag & Caldwell Growth Fund

Aston/TAMRO Diversified Equity Fund

Aston/TAMRO Small Cap Fund

Aston/Fortis Real Estate Fund

Aston Value Fund

Aston/River Road Dividend All Cap Value Fund

Aston/River Road Small Cap Value Fund

Aston/River Road Select Value Fund

Aston/Neptune International Fund

Aston/Montag & Caldwell Mid Cap Growth Fund

Aston/Barings International Fund

Aston/Cardinal Mid Cap Value Fund

Aston Dynamic Allocation Fund

Aston/M.D. Sass Enhanced Equity Fund

Aston/New Century Absolute Return ETF Fund

Aston/Lake Partners LASSO Alternatives Fund

Aston/Fasciano Small Cap Fund

Aston/Herndon Large Cap Value Fund

Aston/Singer Macro Allocation Fund

Aston/Crosswind Small Cap Growth Fund

ASTON FUNDS	ASTON ASSET MANAGEMENT, LP

By:	By:

Name:	Name:

Title:	Title: